Exhibit 99.1

August 9, 2018

CORRECTING and REPLACING Spartan Energy Acquisition Corp. Announces Pricing of $400,000,000 Initial Public Offering

CORRECTION...by Spartan Energy Acquisition Corp.

NEW YORK--(BUSINESS WIRE)-- Headline of release should read: Spartan Energy Acquisition Corp. Announces Pricing of $480,000,000 Initial Public Offering (instead of Spartan Energy Acquisition Corp. Announces Pricing of $400,000,000 Initial Public Offering); First Paragraph, first sentence number should read "48,000,000" (instead of 40,000,000); Third paragraph, second sentence number should read "7,200,000" (instead of 6,000,000)

The corrected release reads:

SPARTAN ENERGY ACQUISITION CORP. ANNOUNCES PRICING OF $480,000,000 INITIAL PUBLIC OFFERING

Spartan Energy Acquisition Corp. (the “Company”), led by Chairman Gregory Beard and Chief Executive Officer Geoffrey Strong, today announced the pricing of its initial public offering (“IPO”) of 48,000,000 units at a price of $10.00 per unit. The units will be listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “SPAQ.U” beginning August 10, 2018. Each unit consists of one share of the Company’s Class A common stock and one-third of one warrant, with each whole warrant enabling the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, which is expected to be on the 52nd day after following the date hereof, the Class A common stock and warrants are expected to be listed on the NYSE under the symbols “SPAQ” and “SPAQ WS,” respectively. The IPO is expected to close on August 14, 2018.

The Company intends to use the net proceeds from the IPO, and a simultaneous private placement of warrants, to consummate the Company’s initial business combination.

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as joint book-running managers and Jefferies LLC, RBC Capital Markets, LLC and Tudor, Pickering, Holt & Co. Securities, Inc. are acting as co-managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 7,200,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (800) 831-9146, or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, New York, NY 10010, Telephone: (800) 221-1037, email: newyork.prospectus@credit-suisse.com.

A registration statement relating to the securities was declared effective by the SEC on August 9, 2018. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT SPARTAN ENERGY ACQUISITION CORP.

The Company is a special purpose acquisition entity focused on the energy industry in North America and was formed for the purpose of entering into a merger, amalgamation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is sponsored by Spartan Energy Acquisition Sponsor LLC, which is owned by a private investment fund managed by an affiliate of Apollo Global Management, LLC (NYSE: APO).

FORWARD LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Spartan Energy Acquisition Corp.
Joseph Romeo, (212) 822-0671
jromeo@ApolloLP.com

Source: Spartan Energy Acquisition Corp.

View this news release online at:
http://www.businesswire.com/news/home/20180809005795/en